UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2022

EDGIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2222 West 14th Street Tempe, Arizona	85281
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (602) 850-5000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EGIO	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On August 22, 2022, Edgio, Inc. (“Edgio”) announced that Stephen Cumming, previously CFO at Cambian Networks, has been named Chief Financial Officer and Treasurer.

Stephen Cumming joins Edgio as Chief Financial Officer and brings more than 30 years of experience in infrastructure, SaaS and semiconductor industries. Stephen brings significant process improvement, systems implementation, policy development and investor relations experience to Edgio. Mr. Cumming is an accomplished executive with a vision for continuous improvement, including performance-driven, growth through acquisition, high growth transformation, strategic WW operational planning, and public market investor relations. Prior to joining Edgio, Mr. Cumming was Chief Financial Officer at Cambium Networks for four years. Prior to Cambirm Networks, Stephen was the CFO at privately-held SaaS company, Kenandy, which was successfully sold to Rootstock. Prior to that, Stephen held senior leadership positions as CFO at Atmel Corporation and Fairchild Semiconductor. Stephen graduated from the University of Surrey and is a UK Chartered Management Accountant.

Edgio entered into an employment agreement with Mr. Cumming (the “Agreement”). The Agreement provides that Mr. Cumming will commence performance of duties on August 22, 2022 (the “Effective Date”). Mr. Cummings will receive a base salary of $450,000 and he is eligible to receive a target annual cash incentive bonus of $337,500 for calendar year 2022, which shall be prorated for the portion of calendar year 2022 during which Mr. Cumming is employed with Edgio. The actual earned annual cash incentive, if any, will be payable upon the achievement of performance goals established or approved by the Board or by the Compensation Committee (“Committee”) of the Board.

Edgio will issue to Mr. Cumming $2,300,000 worth of equity awards in the form of Restricted Stock Units (“RSUs”) and an option to purchase shares of Edgio’s common stock (“Options”) pursuant to our Amended and Restated 2007 Equity Incentive Plan (the “Plan”). The initial equity award will be split in value between RSUs and Options, with 50% of the value represented by RSUs and 50% represented by Options. One-fourth (1/4) of the RSUs will vest on September 1, 2023, and the remaining three-fourths (3/4) will vest in equal quarterly installments thereafter for three additional years, provided Mr. Cumming continues to be a Service Provider through each such vesting date. One-fourth (1/4) of the Options will vest on the first anniversary of the Effective Date, and the remaining three-fourths (3/4) will vest in 36 equal monthly installments, beginning one month after the first anniversary of the Effective Date, provided Mr. Cumming continues to be a Service Provider through each such vesting date.

In the event that Mr. Cumming’s employment is terminated by Edgio without Cause or if Mr. Cumming terminates voluntarily for Good Reason, and the termination is not in Connection with a Change of Control, as each such term is defined in the Agreement, Mr. Cumming will receive continued payment of his base salary for the year in which the termination occurs for 12 months, the actual earned cash incentive, if any, payable to Mr. Cumming for the year in which the termination occurs, pro-rated to the date of termination, and reimbursement for premiums paid for continued health benefits under Edgio’s health plan until the earlier of 12 months or the date upon which Mr. Cumming and his eligible dependents become covered under similar plans.

In the event that Edgio consummates a Change of Control transaction, defined as the consummation of a merger or consolidation or the approval of a plan of complete liquidation or for the sale or disposition of all or substantially all of Edgio’s assets, 50% of Mr. Cumming’s then outstanding unvested equity awards will vest immediately.

In the event that Mr. Cumming’s employment is terminated by Edgio without Cause or if Mr. Cumming terminates voluntarily for Good Reason, and the termination is in connection with the Change of Control, as each such term is defined in the Agreement, Mr. Cumming will receive continued payment of his base salary for the year in which the termination occurs for 12 months, payment in an amount equal to 100% of Mr. Cumming’s Target Annual Incentive for the year in which the termination occurs, 100% of Mr. Cumming’s then outstanding unvested equity awards will vest, and Mr. Cumming will receive reimbursement for premiums paid for continued health benefits under Edgio’s health plans until the earlier of 12 months or the date upon which Mr. Cumming and his eligible dependents become covered under similar plans.

In the event that Mr. Cumming’s employment is terminated due to death or Disability, 25% of Mr. Cumming’s then unvested equity awards shall vest.

Additionally, Edgio and Mr. Boncel entered into a transition agreement and employment agreement (the “Transition Agreement”). Under the terms of the Transition Agreement, Mr. Boncel will remain with Edgio as its principal accounting officer, until December 31, 2022 (the “Separation Date”). Following the Separation Date, Mr. Boncel will receive continued payment of his base salary for 12 months, the greater of his actual earned annual cash incentive for 2022 or his target annual incentive, a transition bonus in the amount of $50,000, his retention bonus (previously described in Edgio’s current report on Form 8-K filed with the SEC on March 17, 2022), and reimbursement for premiums paid for continued health benefits under Edgio’s health plans until the earlier of 12 months or the date upon which Mr. Boncel and his eligible dependents become covered under similar plans. All unvested equity awards as of the Separation Date shall be forfeited.

If Mr. Boncel is terminated for cause or resigns for good reason prior to December 31, 2022, then all post-separation benefits as described above shall be forfeited. If Mr. Boncel is terminated for any reason other than cause prior to December 31, 2022, then his existing base salary and benefits shall continue until December 31, 2022 as if he were still actively employed, all equity awards that otherwise would have vested through December 31, 2022 shall accelerate in full and become immediately exercisable and post-separation benefits as described above shall commenced on January 1, 2023 and continue in full.

The foregoing descriptions of the Employment Agreement and the Transition Agreement are qualified in their entirety by reference to the Employment Agreement and the Transition Agreement, respectively, which will be filed as exhibits to Edgio’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2022.

On August 22, 2022, Limelight issued a press release regarding these leadership transitions. The press release is filed with this report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of Edgio, Inc. dated August 22, 2022

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 22, 2022	/s/ Richard P. Diegnan
Chief Legal Officer & Secretary